Exhibit 10.6
FOURTH AMENDMENT
TO LEASE

This Amendment to Lease (“Amendment”), dated for reference purposes November 1, 2016 is entered into by and between North Hollywood Properties, Inc., a California corporation (as “Landlord”), and OPI Products, Inc., a Delaware corporation (formerly named Coty/OPI Products Inc., a Delaware Corporation) (as “Tenant”), with reference to the following facts:
RECITALS
Landlord, as Landlord, and Tenant, as Tenant, entered into that certain Lease Agreement dated January 1, 2007, which was subsequently amended by First Amendment on November 27, 2010 and by second amendment on July 3, 2012 in which the lessor leased to lessee and lessee leased from lessor the premises/property commonly described as 13050-56-60 Saticoy Street: 13034 Saticoy Street; 13038 Saticoy Street; 13100 Saticoy Street; 13056B Saticoy Street; 13038B Saticoy Street ; 13034B Saticoy Street; 13150 1/2 Saticoy Street, 12906 Saticoy Street, North Hollywood, CA 91605 including 500 Space parking Lot (the “Premises/Property”).
The parties desire to ratify the terms of the Lease and to amend the Lease in certain respects, as set forth herein.
NOW, THEREFORE, in consideration of the above Recitals and the mutual representations, covenants and agreements set forth herein, the receipt and sufficiency of which consideration are hereby acknowledged, the parties hereby agree that they desire to modify the terms of the Lease, under the same terms, covenants and conditions as the above stated original Lease and, and that said Lease shall remain in full force and effect, with the following modifications:
AGREEMENT
1.Amendment. The provisions of this Amendment modify the Lease, as more particularly set forth herein. Any and all contrary or inconsistent terms contained in the Lease are superseded and replaced hereby. Certain sections of the Lease may be specifically identified below as expressly being amended hereby. Whether or not so identified, and with respect to any conflict, inconsistency, incongruity or other variance between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall in all respects govern, control and prevail. Except to the extent expressly defined in this Amendment, all defined (capitalized) terms used herein shall have the meaning ascribed to them in the Lease. The parties agree that the Recitals set forth above are true and correct and constitute representations of each party to the other. Except as otherwise provided in this Amendment, all the provisions of the Lease are in full force and effect as written and entered into, and are hereby ratified by the parties hereto. This Amendment does not waive, release, abandon or excuse any alleged defaults by either party pursuant to the Lease, or any rights or remedies of either party on account of any such default.
Except for the “property/premises” described below tenant has released all of its rights to exercise the options granted under the Third Amendment to Lease paragraph 5 and no longer wishes to exercise its options. Tennant will however continue to lease only the property described below pursuant to terms contained in this Fourth Amendment to Lease as follows:
13056 Saticoy Street
13034 Saticoy Street
13038 Saticoy Street
13056B Saticoy Street
13038B Saticoy Street
13034B Saticoy Street
125 Parking Spots

	[initials]	[initials]	[initials]
Landlord Initials		Tenant Initials

2.Effective Date. This Amendment shall be legally binding upon its full execution and delivery (“Effective Date”).
3.Term. Notwithstanding anything to the contrary in the paragraph entitled Term on page one (1) of the Third Amendment to Lease as hereby amended, Landlord and Tenant desire for the term of this lease to commence on January 1 and end on July 31, 2017 with July 31, 2017 to be the new Expiration Date of the Lease (“Expiration Date”).
4.Monthly Base Rent. The Monthly Base Rent through July 31, 2017 shall be $65,384.63 per month Industrial Gross as per Exhibit 1.
5.Option(s) to Extend. The Options to extend the Lease as indicated in the paragraph on page two (2) of the Third amendment to lease entitled “Option(s) to Extend”, are hereby terminated and shall be of no further force and effect. Tenant however may continue to occupy the “premises/property” on a month to month basis after the expiration of this lease provided Tenant has given Landlord notice if its intention to occupy the “premises/property” on a month to month basis 90 days prior to the Expiration date of this lease.
6.Confidentiality/Non-Disclosure. Tenant will not, during the term of this Lease and Amendment, or thereafter, disclose any information relating to the terms, conditions, and contents of this Lease and Amendment to any person, firm, corporation, third party, or other entity without the prior written permission of Landlord.
7.Signing Authority. The individual(s) executing this Fourth Amendment and the instructions referenced herein on behalf of Tenant have the legal power, right, and actual authority to bind Tenant to the terms and conditions hereof and thereof.
8.Amendment Submission. Tenant acknowledges, understands and agrees that Landlord’s submission of an unexecuted copy of this Amendment to Tenant shall not be deemed a contractual obligation by Landlord to negotiate provisions described in this Amendment, or otherwise shall not be deemed a binding contractual offer or obligation by Landlord, unless and until Landlord duly executed and delivers to Tenant an executed original of this Amendment. Landlord reserves the right to, and may elect to reject the terms and conditions of this Amendment until such time as the Amendment is duly execute in writing by Landlord and Tenant and delivered to Tenant.
9.Integrated Agreement. Except as otherwise indicated, the above provisions set forth all of the terms and conditions of this Amendment. Tenant acknowledges, understands and warrants that there have been no representations, warranties or agreements concerning the matters provided for in this Amendment, except as expressly set forth above. The Lease and this Amendment may only be amended, modified or altered in writing and must be duly executed by both Landlord and Tenant. Except as set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect.
10.Counterparts. This Amendment may be executed in multiple counterparts, each of which is an original, but all of which, taken together, constitute a single document.

	[initials]	[initials]	[initials]
Landlord Initials		Tenant Initials

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the dates set forth below the respective signatures of the parties.

THE ABOVE IS HEREBY ACKNOWLEDGED BY LANDLORD: North Hollywood Properties, Inc., a California corporation

Name: /s/George W. Schaeffer	George W. Schaeffer
Its:    President
Date:
12/10/16

THE ABOVE IS HEREBY ACKNOWLEDGED BY TENANT: OPI Products, Inc., a Delaware corporation, (Formerly named Coty/OPI Products Inc., a Delaware Corporation)

Name: /s/Ronald L. Andershow                    /s/Eric Schwartz
Its:    VP                            VP, Legal
Date: 11-29-16

	[initials]	[initials]	[initials]
Landlord Initials		Tenant Initials

Exhibit 1

Saticoy Address	Sq. Ft	Rate	Monthly Rate
13056	14,000	$.9093/sq ft	$12,730.20
13034	15,000	$.9093/sq ft	$13,639.50
13038	10,000	$.9093/sq ft	$9,093.00
13056B	10,000	$.9093/sq ft	$9,093.00
13038B	10,000	$.9093/sq ft	$9,093.00
13034B	11,000	$.9093/sq ft	$10,002.30
Parking Lot	125 Spaces	$13.869/parking spot	$1,733.63
TOTAL			$65,384.63

	[initials]	[initials]	[initials]
Landlord Initials		Tenant Initials

4